Exhibit 10.1

BRIDGE PROMISSORY NOTE

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, Paramount Gold Nevada Corp., a Nevada corporation (the "Borrower"), hereby unconditionally promises to pay to the order of Seabridge Gold Inc., a company continued under the Canada Business Corporations Act, or its assigns (the "Noteholder," and together with the Borrower, the "Parties"), the principal amount of up to U.S. One Million Five Hundred Thousand ($1,500,000) Dollars, or such lesser aggregate of such amounts the Noteholder has disbursed to the Borrower pursuant to Section 2.2, together with all accrued interest thereon as provided in this Bridge Promissory Note (the "Note").

1.
Definitions; Interpretation.
1.1
Capitalized terms used herein shall have the meanings set forth in this Section 1.

"Advance" means each disbursement made by the Noteholder to the Borrower pursuant to Section 2.2.

"Anti-Corruption Laws" means all laws, rules, and regulations of any jurisdiction applicable to the Borrower from time to time concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977.

"Applicable Rate" means the rate equal to 12.0% per annum.

"Borrower" has the meaning set forth in the introductory paragraph.

"Borrowing Notice" has the meaning set forth in Section 2.2.

"Business Day" means a day other than a Saturday, Sunday, or other day on which commercial banks in New York City are authorized or required by law to close.

“Change of Control” means any transaction or event (including, without limitation, an issuance, sale or exchange of shares of stock or other equity interests, a merger or consolidation, or a dissolution or liquidation) occurring on or after the date hereof (whether or not approved by the board of directors of the Borrower), as a direct or indirect result of which the current owners of the Borrower fail to beneficially and directly own shares of the Borrower representing greater than 50% of the voting interests of all shares of stock then outstanding of the Borrower or cease to control the board of directors of the Borrower.

"Commitment Period" means the period from the date hereof to the Maturity Date.

"Debt" of the Borrower, means all (a) indebtedness for borrowed money; (b) obligations for the deferred purchase price of property or services, except trade payables arising in the ordinary course of business; (c) obligations evidenced by notes, bonds, debentures, or other similar instruments; (d) obligations as lessee under capital leases; (e)

obligations in respect of any interest rate swaps, currency exchange agreements, commodity swaps, caps, collar agreements, or similar arrangements entered into by the Borrower providing for protection against fluctuations in interest rates, currency exchange rates, or commodity prices, or the exchange of nominal interest obligations, either generally or under specific contingencies; (f) obligations under acceptance facilities and letters of credit; (g) guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss, in each case, in respect of indebtedness set out in clauses (a) through (f) of a Person other than the Borrower, and (g) indebtedness of any partnership, unlimited liability company, or unincorporated joint venture in which the Borrower is a general partner, member, or a joint venturer, respectively (unless such Debt is expressly made non-recourse to the Borrower).

"Default" means any of the events specified in Section 12 which constitute an Event of Default or which, upon the giving of notice, the lapse of time, or both, pursuant to Section 12, would, unless cured or waived, become an Event of Default.

"Default Rate" means the Applicable Rate plus 3.0%.

"Event of Default" has the meaning set forth in Section 12.

"GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

"Governmental Authority" means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government.

"Law" as to any Person, means the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law (including common law), statute, ordinance, treaty, rule, regulation, order, decree, judgment, writ, injunction, settlement agreement, requirement or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

"Lien" means any mortgage, pledge, hypothecation, encumbrance, lien (statutory or other), charge, or other security interest.

"Loan" means the aggregate of all Advances made to the Borrower under the terms of this Note in a principal amount not to exceed 1,500,000.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower taken as a whole, or (b) the validity or enforceability of this Note, or (c) the ability of the Borrower to perform its material obligations under this Note.

"Maturity Date" means the earlier of (a) September 30, 2023 and (b) the date on which all amounts under this Note shall become due and payable pursuant to Section 13.

"Note" has the meaning set forth in the introductory paragraph.

"Noteholder" has the meaning set forth in the introductory paragraph.

"Parties" has the meaning set forth in the introductory paragraph.

"Permitted Debt" means Debt (a) existing or arising under this Note and any refinancing thereof; (b) existing as of the date of this Note and set out in Schedule A; (c) which may be deemed to exist with respect to swap contracts and entered into in the ordinary course of business and not for speculative purposes; (d) owed in respect of any netting services, overdrafts, and related liabilities arising from treasury, depository, and cash management services in connection with any automated clearinghouse transfers of funds; and (e) unsecured insurance premiums owing in the ordinary course of business.

"Person" means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority, or other entity.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by any Governmental Authority that are applicable to any party hereto, and shall be deemed to include those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury.

1.2
Interpretation. For purposes of this Note (a) the words "include," "includes," and "including" shall be deemed to be followed by the words "without limitation"; (b) the word "or" is not exclusive; and (c) the words "herein," "hereof," "hereby," "hereto," and "hereunder" refer to this Note as a whole. The definitions given for any defined terms in this Note shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. Unless the context otherwise requires, references herein to: (x) Schedules, Exhibits, and Sections mean the Schedules, Exhibits, and Sections of this Note; (y) an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (z) a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Note shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.
2.
Loan Disbursement Mechanics.
2.1
Commitment. Subject to Section 2.2, the Noteholder shall make available to the Borrower one or more Advances during the Commitment Period in an aggregate amount not to exceed the Loan.

2.2
Advances. As a condition to the disbursement of any Advance, the Borrower shall, at least two (2) Business Days prior to the requested disbursement date, deliver to the Noteholder a written notice (the "Borrowing Notice") setting out (a) that no Default has occurred and is continuing; (b) the amount of the Advance, which amount must be in a minimum principal amount of $250,000; and (c) the date on which the Advance is to be disbursed. Each Borrowing Notice shall be deemed to repeat the Borrower's representations and warranties in Section 9 as of the date of such Borrowing Notice. Upon receipt of the Borrowing Notice, the Noteholder shall make available to the Borrower on the disbursement date the amount set out in the notice in immediately available funds.
3.
Payment Dates; Optional Prepayments.
3.1
Payment Dates. The aggregate unpaid principal amount of the Loan, all accrued and unpaid interest, and all other amounts payable under this Note shall be due and payable on the Maturity Date, unless otherwise provided in Section 13.
3.2
Optional Prepayments. The Borrower may prepay the Loan in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. No prepaid amount may be reborrowed.
3.3
Mandatory Prepayments. The Loan shall be prepaid with the net proceeds of any financing by Borrower or any of its subsidiaries.
4.
[Omitted].
5.
Interest.
5.1
Interest Rate. Except as otherwise provided herein, the outstanding principal amount of any Advance made hereunder shall bear interest at the Applicable Rate from the date such Advance was made until such Advance is paid in full, whether at maturity, upon acceleration, by prepayment, or otherwise.
5.2
Interest Payment. Interest shall be payable in arrears to the Noteholder together with each prepayment pursuant to Section 3.2 or 3.3 hereunder, and at maturity.
5.3
Default Interest. If any amount payable hereunder is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration, or otherwise, such overdue amount shall bear interest at the Default Rate from the date of such non-payment until such amount is paid in full.
5.4
Computation of Interest. All computations of interest shall be made on the basis of 365 or 366 days, as the case may be, and the actual number of days elapsed. Interest shall accrue on each Advance on the day on which such Advance is made, and shall not accrue on such Advance for the day on which it is paid.
5.5
Interest Rate Limitation. If at any time and for any reason whatsoever, the interest rate payable on any Advance shall exceed the maximum rate of interest permitted to be charged by the Noteholder to the Borrower under applicable Law, such interest rate shall be reduced automatically to the maximum rate of interest permitted to be charged under applicable Law.
6.
Payment Mechanics.
6.1
Manner of Payments. All payments of interest and principal shall be made in lawful money of the United States of America no later than 12:00 PM New York time on the date on which such payment is due by wire transfer of immediately available funds to the Noteholder's account at a bank specified by the Noteholder in writing to the Borrower from time to time.
6.2
Application of Payments. All payments made under this Note shall be applied first to the payment of any fees or charges outstanding hereunder, second to accrued interest, and third to the payment of the principal amount outstanding under the Note.
6.3
Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note.
6.4
Evidence of Debt. The Noteholder is authorized to record on the grid attached hereto as Exhibit A each Advance made to the Borrower and each payment or prepayment thereof. The entries made by the Noteholder shall, to the extent permitted by applicable Law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of the Noteholder to record such payments or prepayments, or any inaccuracy therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loan in accordance with the terms of this Note.
6.5
Rescission of Payments. If at any time any payment made by the Borrower under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of the Borrower or otherwise, the Borrower's obligation to make such payment shall be reinstated as though such payment had not been made.
7.
Gross-up for Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction or withholding for any taxes except as required by applicable Laws; provided that if the Borrower shall be required to deduct or withhold any taxes from such payments, then (a) if the Noteholder is not eligible for an applicable tax credit, the sum payable shall be increased as necessary so that, after making all required deductions or withholdings, the Noteholder receives an amount equal to the sum it would have received had no such deduction or withholding been made, (b) the Borrower shall make such required deduction or withholding, and (c) the Borrower shall pay to the relevant Governmental Authority the full amount deducted or withheld in accordance with, and within the time limits prescribed by, applicable Law. If after receipt by the Noteholder of any payments by the Borrower hereunder, the Noteholder determines that it is not eligible for a tax credit for such payments, the Borrower shall pay the Noteholder an additional amount so that the Noteholder receives an amount net of withholding equal to the sum it would have received had no deduction or withholding been made.
8.
Conditions Precedent.
8.1
Unless the Noteholder otherwise agrees in writing or unless waived by the Noteholder in writing, the effectiveness of this Note is subject to the fulfilment of the following conditions:
(a)
the Borrower shall have executed and delivered this Note;
(b)
the representations and warranties set forth in this Note shall be true and accurate in all respects on and as of the date of this Note;
(c)
no default under this Note or any Event of Default shall have occurred and be continuing, nor shall the execution of this Note result in the occurrence of any Event of Default;
(d)
the Borrower shall have delivered to the Noteholder (a) a current certificate of status, compliance or good standing, as the case may be, in respect of the Borrower’s jurisdiction of incorporation, (b) certified copies of the Borrower’s constating documents, by-laws and the resolutions authorizing this Note and transactions hereunder, and (c) an officer’s certificate as to the incumbency of the officers of the Borrower;
(e)
all requisite governmental, regulatory and other approvals shall have been received by the Borrower;
(f)
the Noteholder shall have received a legal opinion from counsel to the Borrower with respect to corporate matters and enforceability of this Note, in form and substance satisfactory to the Noteholder acting reasonably; and
(g)
the Noteholder shall have received such other documents and instruments as it may reasonably request.
9.
Representations and Warranties. The Borrower hereby represents and warrants to the Noteholder on the date hereof as follows:
9.1
Existence; Power and Authority; Compliance with Laws. The Borrower (a) is a corporation duly incorporated, validly existing, and in good standing under the laws of the state of its jurisdiction of organization, (b) has the requisite power and authority, and the legal right, to own, lease, and operate its properties and assets and to conduct its business as it is now being conducted, to execute and deliver this Note, and to perform its obligations hereunder, and (c) is in compliance with all Laws except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2
Authorization; Execution and Delivery. The execution and delivery of this Note by the Borrower and the performance of its obligations hereunder have been duly authorized by all necessary corporate action in accordance with all applicable Laws. The Borrower has duly executed and delivered this Note.
9.3
No Approvals. No consent or authorization of, filing with, notice to, or other act by, or in respect of, any Governmental Authority or any other Person is required in order for the Borrower to execute, deliver, or perform any of its obligations under this Note.
9.4
No Violations. The execution and delivery of this Note and the consummation by the Borrower of the transactions contemplated hereby do not and will not (a) violate any Law applicable to the Borrower or by which any of its properties or assets may be bound; or (b) constitute a default under any material agreement or contract by which the Borrower may be bound.
9.5
Enforceability. The Note is a valid, legal, and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
9.6
No Litigation. No action, suit, litigation, investigation, or proceeding of, or before, any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its property or assets (a) with respect to the Note or any of the transactions contemplated hereby or (b) that would be expected to have a Material Adverse Effect the Borrower's financial condition or the ability of the Borrower to perform its obligations under the Note.
10.
Affirmative Covenants. Until all amounts outstanding under this Note have been paid in full, the Borrower shall:
10.1
Maintenance of Existence. (a) Preserve, renew, and maintain in full force and effect its corporate or organizational existence and (b) take all reasonable action to maintain all rights, privileges, and franchises necessary or desirable in the normal conduct of its business, except, in each case, where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
10.2
Compliance. (a) Comply with all Laws applicable to it and its business and its obligations under its material contracts and agreements, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect and (b) maintain in effect and enforce policies and procedures reasonably designed to achieve compliance in all material respects by the Borrower and its directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
10.3
Payment Obligations. Pay, discharge, or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings, and reserves in conformity with GAAP with respect thereto have been provided on its books.
10.4
Notice of Events of Default. As soon as possible and in any event within two (2) Business Days after it becomes aware that an Event of Default has occurred, notify the Noteholder in writing of the nature and extent of such Event of Default and the action, if any, it has taken or proposes to take with respect to such Event of Default.
10.5
Further Assurances. Upon the request of the Noteholder, promptly execute and deliver such further instruments and do or cause to be done such further acts as may be necessary or advisable to carry out the intent and purposes of this Note.
11.
Negative Covenants. Until all amounts outstanding under this Note have been paid in full, the Borrower shall not, and shall cause it subsidiaries to not:
11.1
Indebtedness. Incur, create, or assume any Debt, other than Permitted Debt.
11.2
Liens. Incur, create, assume, or suffer to exist any Lien on any of its property or assets, whether now owned or hereafter acquired, except for (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower in conformity with GAAP; and (b) non-consensual Liens arising by operation of law, arising in the ordinary course of business, and for amounts which are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings.
11.3
Line of Business. Enter into any business, directly or indirectly, except for those businesses in which the Borrower is engaged on the date of this Note or that are reasonably related thereto.
11.4
Asset Disposition. Sell, lease, assign, transfer, convey or otherwise dispose of its property or assets other than in the ordinary course of business in respect of obsolete assets.
11.5
Reorganizations. Amalgamate, merge, consolidate or effect any other transaction whereby any material part of its assets becomes the property of another Person.
11.6
Distributions. Make any distribution, where a “distribution” means: (a) the declaration, payment or setting aside for payment of any dividend or other distribution on or in respect of any shares in the Borrower’s capital or equity or other ownership interests (including any return of capital), (b) the redemption, retraction, repurchase, retirement or other acquisition, in whole or in part, of any shares in the Borrower’s capital or any securities, instruments or contractual rights capable of being converted into, exchanged or exercised for shares in the Borrower’s capital, including, without limitation, options, warrants, conversion or exchange privileges and similar rights, (c) the payment of any management, consulting or similar fee or any bonus payment or comparable payment, or by way of gift or other gratuity, to (i) any director or officer of such Person; and (ii) any affiliate of such Person or director or officer thereof, (d) the making of any loan or advance or any other provision of credit to any shareholder, partner or owner of the Borrower, or (e)

the payment of any principal, interest, fees or other amounts on or in respect of any loans, advances or other debt owing at any time by the Borrower to any shareholder of the Borrower, unless (i) in the cases of clauses (c), (d) and (e), such loans, advances, provisions of credit, or payments are made in the ordinary course of business, (ii) the Noteholder has previously consented, in writing, to such distribution (which consent shall not be unreasonably withheld) and (iii) no Event of Default has occurred and is continuing or would result after making such distribution;
11.7
No Transactions with Affiliates. Sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of their affiliates, except in the ordinary course of business at prices and on terms and conditions not less favourable to the Borrower than could be obtained on an arm’s-length basis from unrelated third parties.
12.
Events of Default. The occurrence and continuance of any of the following shall constitute an Event of Default hereunder:
12.1
Failure to Pay. The Borrower fails to pay (a) any principal amount of the Loan when due or (b) interest or any other amount when due and such failure continues for five (5) days after written notice to the Borrower.
12.2
Breach of Representations and Warranties. Any representation or warranty made by the Borrower to the Noteholder herein is incorrect in any material respect on the date as of which such representation or warranty was made.
12.3
Breach of Covenants.

The Borrower fails to observe or perform (a) any covenant, condition, or agreement contained in Section 10.4 or Section 11 or (b) any other material covenant, obligation, condition, or agreement contained in this Note, other than those specified in clause (a) and Section 12.1, and such failure continues for thirty (30) days after written notice to the Borrower.

12.4
Cross-Defaults. The Borrower fails to pay when due any of its Debt in a principal amount in excess of $100,000 (other than Debt arising under this Note), or any interest or premium thereon, when due and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt.
12.5
Bankruptcy.
(a)
The Borrower commences any case, proceeding, or other action (i) under any existing or future Law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts or (ii) seeking appointment of a receiver, trustee, custodian, conservator, or other similar official for it or for all or any substantial part of its assets, or the Borrower makes a general assignment for the benefit of its creditors;
(b)
There is commenced against the Borrower any case, proceeding, or other action of a nature referred to in Section 12.5(a) which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged, or unbonded for a period of sixty (60) days;
(c)
There is commenced against the Borrower any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof;
(d)
The Borrower takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Section 12.5(a), Section 12.5(b), or Section 12.5(c) above; or
(e)
The Borrower is generally not, or shall be unable to, or admits in writing its inability to, pay its debts as they become due.
12.6
Judgments. One or more judgments or decrees in excess of $100,000 shall be entered against the Borrower and all of such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within thirty (30) days from the entry thereof.
12.7
Change of Control. a Change of Control has occurred, and the Noteholder’s consent has not been obtained.
12.8
Termination. The Note is terminated or rescinded or any Person takes an action to terminate or rescind the Note.
12.9
Unenforceable. The Note for any reason ceases in whole or in any part to be a legal, valid, binding and enforceable obligation of the Borrower.
13.
Remedies. Upon the occurrence of any Event of Default and during the continuance of such Event of Default, the Noteholder may, at its option, by written notice to the Borrower (a) suspend its commitment to make any Advances hereunder; (b) declare the entire principal amount of the Loan, together with all accrued interest thereon and all other amounts payable under this Note, immediately due and payable; and/or (c) exercise any or all of its rights, powers or remedies under applicable Law; provided, however, that if an Event of Default described in Section 12.5 shall occur, the principal of and accrued interest on the Loan shall become immediately due and payable without any notice, declaration, or other act on the part of the Noteholder.
14.
Miscellaneous.
14.1
Notices.

(a)
All notices, requests, or other communications required or permitted to be delivered hereunder shall be delivered in writing, in each case to the address specified below or to such other address as such Party may from time to time specify in writing in compliance with this provision:

If to the Borrower:

Paramount Gold Nevada Corp.

665 Anderson Street

Winnemucca, NV 89445

Attention: Rachel Goldman

Email: rachel@paramountnevada.com

With a copy to (which shall not constitute notice):

Duane Morris LLP

1540 Broadway

New York, NY 10036

Attention: James T. Seery

Email: jtseery@duanemorris.com

If to the Noteholder:

Seabridge Gold Inc.

106 Front Street East, Suite 400

Toronto, Ontario, Canada M5A 1E1

Attention: C. Bruce Scott

Email: bruce@seabridgegold.com

With a copy to (which shall not constitute notice):

Blake, Cassels & Graydon LLP

Suite 2600 – 595 Burrard St.

Vancouver, British Columbia V7X 1L3

Attention: Samantha Rossman

Email: Samantha.rossman@blakes.com

(b)
Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received; (ii) sent by facsimile during the recipient's normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient's business on the next business day); and (iii) sent by email shall be deemed received upon the sender's receipt of an acknowledgment from the intended recipient (such as by the "return receipt requested" function, as available, return email, or other written acknowledgment).
14.2
Expenses. The Borrower shall reimburse the Noteholder on demand for all reasonable and documented out-of-pocket costs, expenses, and fees (including reasonable expenses and fees of its external counsel) incurred by the Noteholder in connection with the enforcement of the Noteholder's rights hereunder.
14.3
Governing Law. This Note and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this Note, and the transactions contemplated hereby shall be governed by the laws of the State of New York.
14.4
Submission to Jurisdiction.
(a)
The Borrower hereby irrevocably and unconditionally (i) agrees that any legal action, suit, or proceeding arising out of or relating to this Note may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and (ii) submits to the exclusive jurisdiction of any such court in any such action, suit, or proceeding. Final judgment against the Borrower in any action, suit, or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.
(b)
Nothing in this Section 14.4 shall affect the right of the Noteholder to (i) commence legal proceedings or otherwise sue the Borrower in any other court having jurisdiction over the Borrower or (ii) serve process upon the Borrower in any manner authorized by the laws of any such jurisdiction.
14.5
Venue. The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note in any court referred to in Section 14.4 and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

14.6
Waiver of Jury Trial. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY.
14.7
Integration. This Note constitutes the entire contract between the Parties with respect to the subject matter hereof and supersedes all previous agreements and understandings, oral or written, with respect thereto.
14.8
Successors and Assigns. This Note may be assigned or transferred by the Noteholder to any Person. The Borrower may not assign or transfer this Note or any of its rights hereunder without the prior written consent of the Noteholder. This Note shall inure to the benefit of, and be binding upon, the Parties and their permitted assigns.
14.9
Waiver of Notice. The Borrower hereby waives demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity, and diligence in taking any action to collect sums owing hereunder.
14.10
Amendments and Waivers. No term of this Note may be waived, modified, or amended except by an instrument in writing signed by both of the Parties. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.
14.11
Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand, or limit any of the terms or provisions hereof.
14.12
No Waiver; Cumulative Remedies. No failure to exercise, and no delay in exercising on the part of the Noteholder, of any right, remedy, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law.
14.13
Electronic Execution. The words "execution," "signed," "signature," and words of similar import in the Note shall be deemed to include electronic or digital signatures or electronic records, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based record-keeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001 to 7031), the Uniform Electronic Transactions Act (UETA), or any state law based on the UETA, including the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301 to 309).

14.14
Severability. If any term or provision of this Note is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the Parties shall negotiate in good faith to modify this Note so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

[signature page follows]

IN WITNESS WHEREOF, the Borrower has executed this Note as of December 9, 2022.

PARAMOUNT GOLD NEVADA CORP.
By /s/ Rachel Goldman Name: Rachel Goldman Title: Chief Executive Officer
By its acceptance of this Note, the Noteholder acknowledges and agrees to be bound by the provisions of Section 2.2. SEABRIDGE GOLD INC.
By /s/ Bruce Scott Name: Bruce Scott Title:Vice President, General Counsel and Corporate Secretary

Exhibit A

Advances and Payments on the Loan

Date of Advance	Amount of Advance	Amount of Principal Paid	Unpaid Principal Amount of the Loan	Name of Person Making the Notation

Exhibit 10.1

SCHEDULE A

Permitted Debt

2019 Secured Convertible Notes